UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2014

RAPTOR PHARMACEUTICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7 Hamilton Landing, Suite 100

Novato, California 94949

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 408-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2014, Raptor Pharmaceutical Corp. (“Raptor” or the “Company”) announced that Georgia Erbez, Vice President, Chief Financial Officer will separate from the Company effective no later than November 5, 2014. The Company has initiated a process to select a new Chief Financial Officer.

The Company has appointed Frank Lanza, 52, currently serving as the Company’s Executive Director – Controller, to also serve as interim Principal Financial and Accounting Officer, effective immediately. Mr. Lanza joined Raptor as the Company was preparing for its global commercialization of PROCYSBI. Prior to joining Raptor in February 2013, Mr. Lanza was Director – Controller and Head of Financial Reporting and Accounting for the Vaccines and Diagnostics unit of the Swiss drug maker and pharmaceutical company Novartis (NVS), a role he served in from 2006 to 2013. As Controller at Novartis, Mr. Lanza helped to integrate the Vaccines and Diagnostics units into Novartis following the Chiron acquisition in 2006. Prior to that, Mr. Lanza was responsible for SEC reporting and in implementing Sarbanes-Oxley compliance at Xoma. During his more than 15 years of management experience in pharmaceutical and biotechnology healthcare finance functions, Mr. Lanza has led the accounting, SEC reporting and Sarbanes-Oxley reporting efforts at Raptor, Novartis and Xoma. Previously, Mr. Lanza served in various finance roles at Chronicle Publishing, MV Transportation and other companies. Mr. Lanza is a CPA (inactive) in the state of California, and served three years in audit and assurance at the public auditing firm BDO US LLP. He holds a Bachelor of Science degree from University of California State – Hayward.

No new compensatory arrangements were entered into in connection with Mr. Lanza’s appointment as interim Principal Financial and Accounting Officer.

Ms. Erbez Separation Agreement

In connection with Ms. Erbez’s separation and in consideration of her release of any claims against the Company, on October 21, 2014, the Company entered into a separation agreement with Ms. Erbez. Consistent with the terms of Ms. Erbez’s employment agreement, Ms. Erbez will receive: (i) severance consisting of continued base salary for 12 months following her resignation date; and (ii) premium payments under COBRA for up to 12 months. Following her resignation, Ms. Erbez will continue to serve the Company as an independent contractor through March 31, 2015 and will provide services to the Company on an as-requested basis at an hourly rate of $300.

A copy of Ms. Erbez’s separation agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On October 23, 2014, the Company also announced the appointment of David Happel, Chief Commercial Officer, who will oversee Raptor’s global commercial operations. Mr. Happel has more than 25 years of experience in the biotech and pharmaceutical industry, including senior executive leadership roles in global marketing, sales and commercial operations. Mr. Happel most recently served as Chief Commercial Officer of Allergen Research Corporation, where he led global commercial and corporate development. Prior to Allergen, Mr. Happel led commercial functions at Dynavax Technologies and Aerovance, Inc. Previously, Mr. Happel held senior-level leadership positions at Dr. Reddy’s Laboratories, Chiron, InterMune and Parke-Davis/Pfizer, where he led the development and commercialization of several market-leading products, including TOBI®, for cystic fibrosis, and Actimmune®, for the treatment of multiple orphan diseases. Mr. Happel received his Bachelor of Arts in Chemistry from Indiana University and a Masters in Business Administration in Marketing from Indiana State University.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Separation Agreement with Georgia Erbez.

99.1	Press Release dated October 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2014	RAPTOR PHARMACEUTICAL CORP.

	By:	/s/ Christopher M. Starr
	Name:	Christopher M. Starr, Ph.D.
	Title:	Chief Executive Officer and Director

Exhibit Index

Exhibit No.	Exhibit Description

10.1	Separation Agreement with Georgia Erbez.

99.1	Press Release dated October 23, 2014.